Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rules 14a-11(c) or 14a-12

                                  OXiGENE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

                 Common Stock, $.01 par value, of OXiGENE, INC.
--------------------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

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          pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the
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[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
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previously.  Identify the previous filling by registration  statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

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

[LOGO]

      ONE COPLEY PLACE, SUITE 602                  BLASIEHOLMSGATAN 2C
      BOSTON, MASSACHUSETTS 02116              STOCKHOLM, SE-111 48 SWEDEN

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 29, 1999


TO OUR STOCKHOLDERS:

          Please take notice that the 1999 annual meeting of the stockholders of OXiGENE, Inc., a Delaware corporation, will be held at 9:00 a.m., local time, on Tuesday, June 29, 1999, at the Marriott Hotel Copley Place, 110 Huntington Avenue, Boston, Massachusetts 02116, for the following purposes:

     1.   To elect seven directors to hold office until the 2000 annual meeting;

     2. To approve and adopt certain amendments to the OXiGENE 1996 Stock Incentive Plan, including an increase in the number of shares under that plan;

     3. To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 1999; and

     4. To transact such other business as may properly come before the annual meeting.

          Only stockholders of record at the close of business on the record date, May 7, 1999, are entitled to notice of, and to vote at, the annual meeting.

                                    By Order of the Board of Directors

                                    Bo Haglund,
May 25, 1999                        Corporate Secretary

===============================================================================
YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES OR SWEDEN. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE THEIR SHARES IN PERSON.
===============================================================================

                                TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.................................Cover

Defined Terms................................................................i

Information Relating to the Annual Meeting...................................1

Board of Directors Meetings..................................................2

Committees...................................................................2

Compensation of Directors....................................................3

Section 16(a) Beneficial Ownership Reporting.................................3

PROPOSAL 1 -ELECTION OF DIRECTORS............................................4

Report of Compensation Committee on Executive Compensation...................7

PROPOSAL 2 -APPROVAL OF CERTAIN AMENDMENTS

             TO THE OXiGENE 1996 STOCK INCENTIVE PLAN.......................11

PROPOSAL 3 -RATIFICATION OF APPOINTMENT OF AUDITORS.........................17

Security Ownership of Certain Beneficial Owners and Management..............18

Executive Compensation......................................................19

Certain Relationships and Related Transactions..............................21

Stockholder Return Performance Graph........................................22

Other Information...........................................................23

                                  DEFINED TERMS

"OXIGENE," "WE," "US," "OUR" or "COMPANY" means, collectively, OXiGENE, Inc. and its Swedish subsidiary OXiGENE Europe AB.

"PLAN" or "1996 PLAN" means the OXiGENE 1996 Stock Incentive Plan.

"NAMED EXECUTIVE OFFICER" means, collectively, Dr. Bjorn Nordenvall, our President and Chief Executive Officer, our three next highest paid executive officers at the end of 1998 named in the "Summary Compensation Table" and Claus M0ller, a former executive who ceased to be our employee on April 30, 1998.

[LOGO]

      ONE COPLEY PLACE, SUITE 602                  BLASIEHOLMSGATAN 2C
      BOSTON, MASSACHUSETTS 02116              STOCKHOLM, SE-111 48 SWEDEN

                                 PROXY STATEMENT
                                     FOR THE
                       1999 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 29, 1999
                  INFORMATION RELATING TO THE ANNUAL MEETING

PROXY STATEMENT

          OXiGENE's Board of Directors is soliciting proxies to be used at the 1999 annual meeting of stockholders. This proxy statement and the proxy card will be mailed to stockholders beginning May 25, 1999.

WHO CAN VOTE

          Record holders of our common stock at the close of business on the record date, May 7, 1999, may vote at the annual meeting. On the record date, approximately 50 record holders held 10,257,049 shares of outstanding common stock.

HOW YOU CAN VOTE

          You can only vote your shares if you are either present in person or represented by proxy at the annual meeting. You can vote your proxy by completing and returning the enclosed proxy card by mail. If you return a properly signed proxy card, we will vote your shares as you direct. IF YOUR PROXY CARD DOES NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE YOUR SHARES "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND "FOR" THE APPROVAL OF THE OTHER PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.

REVOCATION OF PROXIES

          You can revoke your proxy at any time before it is exercised by any of these three methods:

          o      by voting in person at the annual meeting;

          o by delivering a written notice of revocation dated after the proxy to our Secretary; or

          o      by delivering another proxy dated after the previous proxy.

REQUIRED VOTES

            Each share of common stock receives one vote on all matters properly brought before the annual meeting. In order to conduct business at the annual meeting, a quorum, consisting of a majority of the outstanding shares of common stock as of the record date, must be present in person or represented by proxy at the meeting. The following is an explanation of the vote required for each of the matters to be voted on at the annual meeting:

          o DIRECTORS. The seven nominees for director receiving the highest number of votes will be elected.

          o PROPOSAL 2. The amendment to our 1996 Stock Incentive Plan will require the affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting. This means that, so long as a quorum is present, a majority of the votes cast at the meeting will determine the outcome of the vote on this proposal. Therefore, the amendment could be approved by the vote of less than a majority of all of the outstanding shares.

          Designated blank spaces are provided on the proxy card to mark, if you wish either to abstain on one or more of the proposals or to withhold authority to vote for any nominee for director. Proxies submitted by brokers who do not indicate a vote for some or all of the items voted on because they do not have discretionary voting authority and have not received voting instructions are called "broker non-votes." Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Since our By-Laws require the affirmative vote of a majority of the shares present, in person or by proxy, an abstention on the proposals to ratify the selection of our auditors and to increase the number of shares under the 1996 stock incentive plan will have the practical effect of a negative vote since it represents one less vote for approval. With regard to the election of directors, votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will not be counted for purposes of determining total votes cast and thus will have no effect on the outcome of the election of the Board of Directors.

                           BOARD OF DIRECTORS MEETINGS

          During 1998, the Board of Directors held seven meetings. Except for Dr. Caruthers, attendance by incumbent directors at meetings of the Board of Directors and its Committees was at least 75%.

                                   COMMITTEES

            The Board of Directors has established the following two standing committees to assist it in fulfilling its responsibilities:

AUDIT COMMITTEE

MEMBERS:                       Gerald A. Eppner (Chairman)
                               Arthur B. Laffer

NUMBER OF MEETINGS IN 1998:    2

FUNCTIONS:                     Reviews  the scope and timing of the  independent
                               auditors'   audit   and   other   services,   the
                               auditors'  report  on  the  Company's   financial
                               statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls.

                               Makes annual recommendations to the Board of Directors regarding the appointment of independent auditors for the ensuing year.

COMPENSATION COMMITTEE

MEMBERS:                       Michael Ionata (Chairman)
                               Per-Olof Soderberg

NUMBER OF MEETINGS IN 1998:    6

FUNCTIONS:                     Please refer to the Report of Compensation
                               Committee on Executive Compensation below for a description of the functions of the Compensation

                               Committee.

                            COMPENSATION OF DIRECTORS

          Fees. Directors receive no cash compensation for serving on the Board of Directors, other than reimbursement of reasonable expenses incurred in connection with meetings actually attended.

          Equity Incentives. Under the terms of the 1996 Stock Incentive Plan, directors also receive, upon first being elected to the Board of Directors, options to purchase an aggregate of 55,000 shares. The options vest in five equal, annual, cumulative installments of 11,000 shares each. We intend to change the way we compensate our directors. Please refer to Proposal 2 for a discussion of the changes we intend to implement.

                  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission (the "SEC"), the Nasdaq National Market and the Company, reports of ownership and changes in ownership of common stock and other equity securities of the Company. For these purposes, the term "other equity securities" would include options granted under our 1996 Stock Incentive Plan. Based solely on a review of the reports and representations provided to us by the above-referenced persons, we believe that during 1998 all filing requirements applicable to our reporting officers, directors and greater-than-ten percent beneficial owners were properly and timely satisfied, except that Mr. Laffer and Dr. Sherris each filed late a Form 3 (Initial Statement of Beneficial Ownership). In making these statements, we have relied on representations of our directors, officers and greater-than-ten percent beneficial owners and copies of reports they have filed with the SEC.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

          Information concerning the nominees for election to the Board of Directors is set forth below. Each nominee for election to the Board of Directors has consented to being named as a nominee and has agreed to serve if elected. If elected, each Director would serve for a one-year term, expiring at the 2000 annual meeting of stockholders. We will vote your shares as you specify on your proxy card. If you sign, date and return the proxy card but do not specify how you want your shares voted, we will vote them FOR the election of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. If we do not name a substitute nominee, the size of the Board of Directors will be reduced. We are not aware of any circumstances that would render any nominee for director unavailable.

          Our Board of Directors currently consists of seven members, including five members who are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Each nominee for election to the Board of Directors is currently serving as a director.

          The following information with respect to each nominee has been furnished to the Company by that nominee. The ages of the nominees are as of March 31, 1999.

MARVIN H. CARUTHERS, PH.D.
Age:                      59

Director Since:           1996

Principal Occupation:     Professor  of  Chemistry  and   Biochemistry   at  the
                          University of Colorado, Boulder, Colorado.

Business Experience:      Scientific  co-founder  of, and a consultant to, Amgen
                          Inc.,   a   biotechnology   company   engaged  in  the
                          development  of products  derived from gene  synthesis
                          capabilities.   Scientific   co-founder   of   Applied
                          Biosystems  Inc., a  biotechnology  company engaged in
                          the  development  of  DNA   synthesizers  and  protein
                          sequencers,  which is a division  of The  Perkin-Elmer
                          Corporation.

Other Directorships:      BioStar, Inc., a biotechnology company.

GERALD A. EPPNER
Age:                      60

Director Since:           1997

Principal Occupation:     Partner, Cadwalader,  Wickersham &Taft, a New York law
                          firm that provides certain legal services to the Company.

Business Experience:      Domestic and  international  corporate  and securities
                          law matters. In private practice in New York City since 1966, and for more than five years prior thereto an employee of certain agencies and departments of the United States government.

Other Directorships:      None.

MICHAEL IONATA
Age:                      47

Director Since:           1995
Principal Occupation:     Director  of  Corporate  Finance of  Nordberg  Capital
                          Inc.,  an  investment  banking  firm based in New York
                          City.

Business Experience: Corporate finance and venture capital management at Den Norske Bank, a Norwegian bank (May 1983 to May 1991). Specializing in valuations, cost-benefit analysis and restructurings at Coopers & Lybrand LLP prior to May 1983.

Other Directorships:      C.E.L. Industries Poland, a restaurant company.

ARTHUR B. LAFFER
Age:                      58

Director Since:           1998

Principal Occupation:     Chairman  and  chief   executive   officer  of  Laffer
                          Associates,   an  economic   research  and   financial
                          consulting firm.

Business Experience:      Co-founder  and chairman of Calport Asset  Management,
                          an institutional money management firm. Member of President Reagan's Economic Policy Advisory Board
                          (1980 to 1988). Member of the Policy Committee and the board of directors of the American Council for Capital Formation in Washington, D.C. Distinguished
                          University Professor at Pepperdine University, and a member of Pepperdine's board of directors. Charles
                          B.  Thornton  Professor  of Business  Economics at the
                          University  of  Southern  California  (1976 to  1984).
                          Associate  Professor  of  Business  Economics  at  the
                          University of Chicago (1970 to 1976). Consultant to the Secretaries of Treasury and Defense during the years 1972-1977. First chief economist at the Office of Management and Budget under George Shultz (October
                          1970 to July 1972, on leave of absence from the University of Chicago).

Other Directorships:      Nicholas-Applegate  Mutual  Funds;  Nicholas-Applegate
                          Growth Equity Fund;  United States Filter Corp., a New
                          York Stock  Exchange-listed  manufacturer and operator
                          of  sewage  and  water  treatment  facilities,  MasTec
                          Inc.,  a  New  York  Stock   Exchange-listed   company
                          specializing  in  telecommunications   infrastructure,
                          and Coinmach Corp., a Nasdaq National Market-listed company engaged in coin-operated laundry equipment.

BJORN NORDENVALL, M.D., PH.D.

Age:                      47

Director Since:           1995

Principal Occupation:     OXiGENE's  President and Chief  Executive  Officer and
                          Chairman of the Board of Directors.

Business Experience:      General  surgeon.  President  of  Sophiahemmet  AB,  a
                          Stockholm-
                         based hospital (1987 to September 1996). President of Carnegie Medicine AB, a biotechnology company (during 1983 and 1984). Practiced surgery at Danderyd Hospital, Stockholm (1977 through 1985). Consultant to Carnegie AB, a Swedish investment banking company (1984 through 1986). Consultant to Skandia Insurance Company, a Swedish insurance company, since 1984.

Other Directorships:      None.

RONALD W. PERO, PH.D.
Age:                      58
Director Since:           1988

Principal Occupation:     OXiGENE's Chief Scientific Officer.

Business Experience:      Research  with  specialty  in the field of DNA  repair
                          and  its  relation  to  cancer  treatment.   Associate
                          research  professor  (1989-1994) and adjunct professor
                          (since 1994) at New York  University  Medical  Center,
                          Department  of  Environmental  Medicine.  Professor of
                          Molecular  Ecogenetics  at the  University  of Lund in
                          Lund,  Sweden.  Member of the American  Association of
                          Science,  New York Academy of Sciences,  International
                          Preventive  Oncology  Society,  European  Society  for
                          Therapeutic    Radiation   Oncology,    The   American
                          Association   of  Cancer   Research,   and  Scientific
                          Director  of the  Board  of  Trustees  of the  Swedish
                          American Research Foundation.

Other Directorships:      None.

PER-OLOF SODERBERG

Age:                      44

Director Since:           1997

Principal Occupation:     Chief executive  officer of Dahl  International  AB, a
                          publicly-traded,   wholesale  sanitation  and  heating
                          products   company   in   Stockholm,    Sweden,    and
                          Copenhagen, Denmark.

Business Experience:      Masters  degree from  Stockholm's  School of economics
                          and  MBA  from  INSEAD,   France.  Over  twenty  years
                          business   experience,   mainly  with   wholesale  and
                          trading companies  located in Scandinavia,  including:
                          President of Dahl  International for the past 9 years,
                          a company  which has grown from a local  wholesaler to
                          the  leading  wholesaler  in its  area  with  over 250
                          affiliates  in  Denmark,   Norway,   Poland,   Sweden,
                          Estonia and Finland.

Other Directorships:      Bergman & Beving AB, a publicly-traded trading company
                          in Scandinavia; Martin Olsson, a food wholesaler based in Sweden; and Skandia Investment Management, an insurance investment company.

 UNLESS INDIVIDUAL STOCKHOLDERS INDICATE OTHERWISE, EACH RETURNED PROXY WILL BE
     VOTED "FOR" THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE SEVEN
                              NOMINEES NAMED ABOVE.

          REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

INTRODUCTION

          Two of our directors, Mr. Ionata (Chairman) and Mr. Per-Olof Soderberg, each of whom is a non-employee director, constitute the Compensation Committee. The Compensation Committee, among other things, is responsible for making recommendations to the Board of Directors with respect to:

          (1) the compensation philosophy and compensation guidelines for our executives;

          (2) the role and performance of each of our executive officers, especially as these affect compensation;

          (3)  appropriate  compensation  levels for our Chief Executive Officer
               and  other   executives   based  on  a   comparative   review  of
               compensation practices of similarly situated businesses; and

          (4) the design and implementation of our compensation plans and the establishment of criteria and the approval of performance results relative to our incentive plans. An important consideration in respect of all these criteria is our overriding desire to retain cash and to compensate our managers in stock, which also has the effect of aligning their interests with the interest of the stockholders.

          As a practical matter, the Committee sets and administers all compensation of our management directors, Drs. Nordenvall and Pero, since the management directors do not participate in deliberations regarding or vote on compensation matters affecting them. The Board of Directors did not modify or reject any action or recommendation of the Compensation Committee regarding compensation for the 1998 fiscal year.

          This report sets out the Company's executive compensation philosophy and objectives, describes the components of our executive compensation program and describes the bases on which 1998 executive compensation determinations were made with respect to our executive officers, including those named in the Summary Compensation Table following this report.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

          It is our policy to maintain a flexible managerial and compensation structure so that we may continue to meet our evolving and changing supervisory needs, while tightly controlling our overhead expenses, as our business progresses. As part of this policy, we provide a compensation package that is intended to focus executive behavior on the fulfillment of annual and long-term business objectives, and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of our stockholders. We also recognize that competition in our markets is strong both for obtaining and retaining high quality executives and key employees, and that we must meet the standards of the marketplace if we are to fulfill our managerial and employee goals.

          In 1998, total cash remuneration arrangements with the Company's executive officers serving from time to time amounted to approximately $950,000. Unlike advisory board members and directors, the Company traditionally has paid remuneration to certain consultants largely in cash, even those who often perform functions that are customarily associated with executive officer positions. The amount of cash remuneration payable to consultants is likely to vary from time to time depending on our activities, including the progress of our clinical trials. As our clinical trials continue to progress and expand and we prepare to file one or more new drug applications with the United States Food and Drug Administration and similar government authorities in other countries, we will evaluate the need to hire more full-time executives and key employees.

COMPENSATION PROGRAM COMPONENTS

          Consistent with our executive compensation objectives, compensation for the senior managers consists of two elements: an annual base salary and long-term incentive compensation.

          Annual Base Salary. Base salaries for executive officers are determined with reference to a salary range for each position. Salary ranges are determined by evaluating a particular employee's position and comparing it with what are believed to be representative prevailing norms for similar positions in similarly-sized companies. Within this salary range, an executive's initial salary level is determined largely through Compensation Committee judgment based on our experience. Salaries are determined at a level to attract, motivate and retain superior executives. We determine annual salary adjustments based on the Company's performance, the individual executive's contribution to that performance, prevailing norms and our knowledge and experience.

          Long-Term Incentive Compensation. Long-term incentive compensation is provided by the grant of options to purchase shares of common stock under the Company's stock incentive plans(s). In considering awards, the Compensation Committee takes into account such factors as prevailing norms for the ratio of options outstanding to total shares outstanding, the relative influence each position will have on the building of stockholder value over the long term, and the amount, vesting and expiration dates of each executive's outstanding options. We look at each executive's total compensation package and, taking into account our desire to minimize cash outlays as a matter of policy based on fiscal prudence, we expect our executives and key employees to look at the incentive compensation component as being the predominant feature of their overall compensation package. This policy is in contrast to that of a number of other biopharmaceutical companies.

          Consultant's Compensation. The Company continues to rely to a great extent on consultants, including, among others, the members of our Scientific Advisory Board and the newly-established Clinical Trial Advisory Board, in the areas of research and development, clinical trials and clinical trial management and marketing. We believe that, at least presently, it is less expensive and more efficient to engage consultants rather than to expand the Company's overhead by hiring individuals for these positions. In order to retain their motivation and long-term commitment, and in order to conserve cash, from time to time these consultants will be granted options under the Company's stock incentive plan(s). Indeed, as a matter of policy, we currently are moving in the direction of increasing the relative portion of our consultants' compensation that is comprised of equity interests, particularly stock options.

          Other. Based on currently prevailing authority, including proposed Treasury regulations, and in consultation with outside tax and legal experts, we have determined that it is unlikely that we would require the Company to pay any amounts in 1999 that would result in the loss of a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and accordingly we have not recommended that any special actions be taken or plans or programs be revised at this time in light of such tax provisions.

REPRICING OF OPTIONS

          Equity incentives have always been a significant component and, in some cases, the sole component, of our compensation package for a broad range of our employees, directors and consultants. This practice has enabled us to attract, retain and motivate experienced and dedicated employees, directors and consultants to achieve and continue our long-term objectives. By linking key parts of their compensation to corporate performance, an employee's, director's or consultant's reward is directly related to our success. We believe the use of equity incentives increases motivation to improve stockholder value.

          Some consultants, including some members of our Scientific Advisory and Clinical Trial Advisory Boards, and our non-employee directors, including the undersigned members of the Compensation Committee, receive no cash compensation at all. Their compensation has consisted entirely of stock options. As we approached year-end 1998, however, we recognized that, as a result of the decline in our stock price, the effectiveness of our equity-based incentive program had diminished. We concluded that previously granted options no longer had any retention value and that we were at risk of losing persons critical to our success. We believed this situation was particularly serious in light of the time and resources expended over the past three years in putting together our current management team and both the experience they had gained and the dedication to the Company they had evidenced over that period. We believed, therefore, that a repricing was necessary to provide the intended incentive value that is a fundamental part of our compensation policy.

          Accordingly, we retained the Hay Group, a Boston-based compensation consulting firm, to advise us regarding this matter, and on December 14, 1998, in accordance with the Hay Group's report, we offered to reprice approximately 720,000 options, representing less than 6% of our fully-diluted shares outstanding. Of the 720,000 options that we offered to reprice, 41.7% were options previously granted to executive officers, 38.2% were options previously granted to non-employee directors and 20.1% were options previously granted to certain consultants.

          In adopting the repricing, we were of the view that we were balancing and aligning our incentive and retention goals with your interests as stockholders. For example, the options were not merely repriced, but we added an additional one-year vesting period to options that had already vested and an additional year was added to the vesting schedule of those options that had not already vested. As a result, the services of the option recipients were assured for a longer period. Further, options were repriced using an exchange ratio under which fewer repriced (lower priced) new options were received in exchange for the higher priced, old options that were canceled. As a result, fewer options are now outstanding, which reduces current dilution. In addition, by repricing the options on the basis of the Black-Scholes economic exchange method, as recommended by the Hay Group, we concluded that the optionholders were not being given any greater value indeed, by using the Black-Scholes method, the values of the old and the newly repriced option packages were equal. Further, you, our stockholders, received added value in the form of an expectation of the Company's ability to better retain key persons with increased incentives for them to create stockholder value. Finally, the options of our non-employee directors were repriced to reflect a new option exercise price that was actually higher than the then open-market price of our common stock, which resulted in a premium for the Company over the then fair market value of the options.

          The table below provides information with respect to the repricing of options held by the named executive officers, other than Dr. Claus M0ller, who ceased to be an executive officer on April 30, 1998, and Dr. Sherris, who declined to have his options repriced.

          All options were repriced on December 14, 1998. Employee and consultant options were repriced with a new exercise price of $8.9375, the closing price of our common stock on December 14, 1998. Non-employee director options were repriced to $10.00, which, as noted above, reflected a more than 10% premium in favor of the Company over the then market price of the common stock. We have never before repriced any options and do not have any plans to do so further in the future.

                                                                     LENGTH OF
                   NUMBER OF SHARES     MARKET                       ORIGINAL
                  UNDERLYING OPTION     PRICE    EXERCISE            OPTION TERM
                 -------------------   OF STOCK  PRICE AT    NEW     REMAINING
                  BEFORE    AFTER       AFTER    TIME OF   EXERCISE   AT DATE
     NAME        REPRICING REPRICING  REPRICING  REPRICING PRICE(1) OF REPRICING
--------------------------------------------------------------------------------

Bjorn Nordenvall,  165,000  120,053    $8.9375    $30.25    $8.9375   7 years,
President and CEO                                                     182 days

Ronald Pero,       60,000   46,821     $8.9375    $28.8125  $8.9375   8 years,
Chief Scientific                                                      137 days
Officer

Bo Haglund,        30,000   24,253     $8.9375    $22.00    $8.9375   7 years,
Chief Financial                                                       241 days
Officer

------------
(1) Represents market price on date of repricing.

                                          RESPECTFULLY SUBMITTED,
                                          THE COMPENSATION COMMITTEE

                                          Michael Ionata (Chairman)
                                          Per-Olof Soderberg

                 PROPOSAL 2 - APPROVAL OF CERTAIN AMENDMENTS TO

                      THE OXIGENE 1996 STOCK INCENTIVE PLAN

          We are also asking you to approve certain amendments to the OXiGENE 1996 Stock Incentive Plan. The amendments provide for (1) an increase in the number of shares available under the Plan from 1 million shares, as presently constituted, to 1.5 million shares, as proposed, an increase of 500,000 shares, and (2) a change in the compensation formula for our non-employee directors as described below. As of the date of this proxy statement, awards with respect to 816,460 shares have been made under the Plan. As a result, only approximately 174,000 shares remain available for the grant of options in the future if the proposed amendment to the Plan is not approved. The closing price of our common stock as reported on the Nasdaq National Market on May 11, 1999, was $10.50 per share.

          In connection with the December 1998 repricing described in the Compensation Committee's report, we retained the Hay Group to assist us in undertaking a comprehensive review of our compensation policy and practices. The fundamental objective of our compensation policy remains the attraction and retention of highly qualified persons to serve as directors, officers, key employees and consultants. This objective is balanced against, and is strongly influenced by, our need to preserve our cash resources. Therefore, we have traditionally considered options and other equity incentives to be an important element of our overall compensation philosophy. In that regard, however, we recognize that, while options may have substantial upside potential, their value and, therefore, their ability to attract and retain personnel, is inherently uncertain.

          In comparing our compensation practices to those of a peer group of 18 small biotech/pharmaceutical companies specializing in cancer-related areas (the "peer group"), who were identified for us by the Hay Group, we found that our directors, officers and consultants were compensated below the mean compensation level of the peer group. As a result, and based on the advice and recommendation of our outside consultants, we have concluded that we should amend our plan to change the compensation package of our non-employee directors as follows:

          Non-employee  directors will be granted options as follows:

          o Initial Option Grant Upon First Election to Board: Options with a Black-Scholes value of approximately $150,000 (measured at the time of grant), vesting over five years and exercisable at the market price in effect on the date of grant (currently, this would result in an initial grant of approximately 29,000 options); and

          o Annual Option Grant: On each anniversary thereafter, options with a Black-Scholes value of about $35,000, containing similar vesting and pricing terms.

          The foregoing does not affect our incumbent directors, none of whom will receive initial options in accordance with the foregoing. Following the 1999 annual meeting, our incumbent directors, however, will receive additional options as described below and, thereafter, may receive annual options only after the fifth anniversary of the granting of the options described below.

          In addition, we intend to change the manner in which we compensate our executive employees as follows. At the end of each year, we will compare the amount of compensation actually received by each of our executive employees to that received by similarly positioned executive employees of companies in the 75th percentile of our peer group. To the extent our executive employees are paid less than those of the peer group companies, we will take the dollar amount of such difference (the "differential") and will grant the executive an option to purchase a number of shares that will be determined by the Compensation Committee. The number of shares subject to that option will not exceed the dollar amount of the differential. To calculate the maximum number of shares that may be the subject of such an option, we will use the Black-Scholes method based on the stock price on the date of grant. As previously noted, however, executive employees will not automatically receive an option to purchase the maximum number of shares. Instead, the actual number of options will be negotiated with each individual executive employee based on his or her performance and his or her contribution to the Company. We intend to examine our executive employees' 1998 compensation arrangements and to compare them with the arrangements of their counterparts at companies in our peer group promptly following the 1999 annual meeting. We will then grant additional options, in accordance with the formula described above, if appropriate.

          In order to bring our incumbent non-employee directors to a level that we believe fairly reflects their position relative to that of their counterparts in the peer group companies, we intend to make a one-time grant as set forth in the following table.

            DIRECTOR                    ADDITIONAL OPTIONS
            --------                    ------------------

            Marvin Caruthers            18,623

            Michael Ionata              18,623

            Gerald Eppner               10,856

            Per-Olof Soderberg          10,856

            Arthur Laffer                 7,467

          Consequently, we are proposing that each incumbent non-employee director will have five-year options for an aggregate of 60,000 shares, including the new options reflected in the above table that cover for all of our incumbent non-employee directors an aggregate of 66,425 shares. These options will have an exercise price of $10.50, which represents a slightly higher premium over the market price on the date of grant than the premium over market used for the repricing of the non-employee directors options in December 1998.

          We are requesting that you approve the amendments to the Plan in order that the Company may have sufficient shares available for the grant of options in the future. We believe the increased number of shares we are asking you to approve are necessary for the Company to be able to attract and retain executive officers and key employees, directors and consultants, including as a result of the implementation of the new program described above, while continuing the Company's policy of conserving its cash resources.

          Accordingly, the Board of Directors adopted the amendments to the Plan effective May 6, 1999, subject to stockholder approval. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the annual meeting is required to approve the amendment to the Plan. As a result, abstentions and broker non-votes will have the same effect as negative votes. Below is a summary of the principal provisions of the Plan and its operation. A copy of the Plan was filed as an exhibit to our proxy statement for our 1996 annual meeting and is available on the SEC's web site at http://www.sec.gov. The following description of the Plan is qualified in its entirety by reference to that exhibit.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO
                      THE OXIGENE 1996 STOCK INCENTIVE PLAN

SHARES SUBJECT TO PLAN  Awards with respect to a maximum of 1,500,000  shares of common stock may be made under the Plan, as amended. Of that number of shares, the proposed amendment would add 500,000 shares to the 1,000,000 shares initially approved, of which only approximately 174,000 remain available for the grant of new options. No employee may be granted options or free-standing SARs with respect to more than 500,000 shares of common stock. That number of shares may be adjusted in the event of certain changes in the capitalization of the Company.

PLAN ADMINISTRATION     The Plan is  administered by a committee of at least two
                        "non-employee  directors"  within  the  meaning  of Rule
                        16b-3  under the  Securities  Exchange  Act of 1934,  as
                        amended,  and "outside  directors" within the meaning of
                        Section  162(m) of the  Code.  The  committee  will have
                        authority,   subject  to  the  terms  of  the  Plan,  to
                        determine  when  and to whom to make  grants  under  the
                        Plan,  the number of shares to be covered by the grants,
                        the types and terms of  options  and SARs  granted,  the
                        exercise  price of the shares of common stock covered by
                        options  and SARs and to  prescribe,  amend and  rescind
                        rules  and   regulations   relating  to  the  Plan.  New
                        options granted to non-employee directors are governed by the formula discussed below.

ELIGIBILITY             Certain   of   our   directors,   officers,   employees,
                        consultants  and  advisors  may be  granted  options  to
                        purchase   shares   of  our   common   stock   or  stock
                        appreciation rights ("SARs") under the Plan. The number of persons eligible to receive awards under the Plan is not presently determinable.

TRANSFER OF AWARDS      Generally,  awards  may not be  transferred  to  another
                        person  except  by  will  or the  laws  of  descent  and
                        distribution.   In   addition,   options  that  are  not
                        incentive stock options may be transferred by the holder to the holder's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a corporation (including a limited liability company) or partnership (including a limited liability partnership) in which such family members and/or the holder are the majority shareholders, members or partners; provided, however, that the holder may not receive any consideration for the transfer.

TERMINATION             Options  expire ten years from the  option  grant  date,
                        except that an "incentive stock option" granted to an employee who is the holder of 10% of our outstanding shares expires five years from the option grant date.

DIRECTOR OPTIONS        Following the 1999 annual meeting,  each director who is
                        not an employee of the Company  will be granted  options
                        as  follows:  (1) upon  his  first-time  election to the
                        Board,  an  option  with a then  Black-Scholes  value of
                        $150,000;  and (2) at each succeeding anniversary of his
                        election  on which he  remains  a  director,  an  option
                        having a then  Black-Scholes  value of $35,000.  The per
                        share  exercise  price of an option will be equal to the
                        fair  market  value  of a share of  common  stock on the
                        date such  option is  granted.  Each  option  will vest,
                        and be  exercisable,  in five equal annual  installments
                        on each  anniversary  of the date of grant,  subject  to
                        the  power  of the  Compensation  Committee  to vary the
                        vesting   arrangement  to  meet  the  tax  needs  of  an
                        individual recipient if such variance does not change the substance of the arrangement set forth herein insofar as it affects the Company.

EMPLOYEE OPTIONS        Under  the  Plan,  "incentive  stock  options"  ("ISOs")
                        within  the  meaning  of  Section  422 of  the  Internal
                        Revenue Code,  "nonqualified  stock  options"  ("NQSOs")
                        and SARs may be granted by the  committee  to  employees
                        of  the  Company  and  any  of  its  affiliates  and  to
                        consultants and service  providers to the Company or any
                        present or future  Affiliate  Companies  (as  defined in
                        the  Plan),  except  that  ISOs may be  granted  only to
                        employees  of the Company  and any of its  subsidiaries.
                        The per share purchase  price (or "option  price") under
                        each option is  established by the committee at the time
                        the option is  granted.  However,  the per share  option
                        price  of an ISO  granted  to a  participant  must be at
                        least  100% of the fair  market  value of a share on the
                        date  the ISO is  granted  (110%  in the  case of an ISO
                        granted to a holder of 10% of our  outstanding  shares).
                        Options  will be  exercisable  at such times and in such
                        installments   as  determined  by  the  committee.   The
                        committee may accelerate the exercisability of any option at any time.

EXERCISABILITY          Options  generally may not be exercised  more than three
                        months  after  the  option   holder  ceases  to  provide
                        services to the Company or an affiliate,  except that in
                        the   event  of  the  death  or   permanent   and  total
                        disability  of the  option  holder,  the  option  may be
                        exercised by the holder (or the holder's estate),  for a
                        period  of up to one  year  after  the
                        date of death or  permanent  and total  disability.  The
                        agreements evidencing the grant of an option (other than
                        an  option  to a  non-employee  director)  may,  in  the
                        discretion  of the  committee,  set forth  additional or
                        different terms and conditions applicable to such option
                        upon a termination or change in status of the employment
                        or   service   of  the   optionee.   Options   terminate
                        immediately   if  the  option   holder's   service   was
                        terminated for cause.

PAYMENT OF EXERCISE     The  shares  purchased  upon the  exercise  of an option
PRICE                   must be paid  for in cash  (including  cash  that may be
                        received  from the  Company at the time of  exercise  as
                        additional  compensation)  or through  the  delivery  of
                        other  shares of Common  Stock with a value equal to the
                        total Option Price or in a combination  of cash and such
                        shares,   subject  to  the  power  of  the  Compensation
                        Committee to vary the payment arrangement, including delivery of a non-recourse note, to meet the tax needs of an individual non-U.S. recipient if such variance does not change the substance of the arrangement set forth herein insofar as it affects the Company.. In addition, the option holder may have the Option Price paid by a broker or dealer and the shares issued upon exercise of the option delivered directly to the broker or dealer.

STOCK APPRECIATION      The  committee  also may grant SARs either  alone ("free
RIGHTS                  standing  rights") or in  conjunction  with some or part
                        of an option ("related rights"). Upon the exercise of an SAR a holder is entitled, without payment to the Company, to receive cash, shares of common stock or any combination thereof, as determined by the committee, in an amount equal to the excess of the fair market value of one share of common stock over the exercise price per share specified in the related option (or in the case of a free standing right, the price per share specified in such right), multiplied by the number of shares of common stock in respect of which the SAR is exercised.

AMENDMENT OR            Our Board of  Directors  has the power to  terminate  or
TERMINATION             amend  the Plan at any time.  If the Board of  Directors
                        does not take action to earlier terminate the Plan, it will terminate on March 11, 2006. Certain amendments may require stockholder approval, and no amendment may adversely affect options that have previously been granted.

PLAN BENEFITS           All incumbent  non-employee  directors have been granted
                        director options under the Plan. Such options cover a total of 233,576 shares (after giving effect to the December 1998 repricing) and have an exercise price of $10.00 per share. Messrs. Nordenvall, Pero and Haglund have received options with respect to a total of 191,127 shares (after giving effect to the December
                        1998 repricing), all of which have an exercise price of $8.9375. Dr. Sherris was granted options with respect to 45,000 shares, at an exercise price of $12.00 per share, upon commencement of his employment in May
                        1998. Dr. Sherris declined to have his options repriced.


FEDERAL INCOME TAX CONSEQUENCES RELATING TO OPTIONS

          The following is a general discussion of certain U.S. federal tax consequences relating to the exercise of options. This discussion does not address all aspects of U.S. federal taxation, does not discuss state, local and foreign tax issues and does not discuss considerations applicable to a holder who is, with respect to the United States, a non-resident alien individual. This summary of federal income tax consequences does not purport to be complete and is based upon interpretations of the existing laws, regulations and rulings which could be materially altered with enactment of any new tax legislation. Further, this discussion does not address the Swedish tax consequences relating to options and the exercise thereof; such consequences affect certain of the Company officers, directors, key employees and consultants.

          In general, an optionee will not recognize taxable income upon the grant or exercise of an ISO, and the Company and its subsidiary will not be entitled to any business expense deduction with respect to the grant or exercise of an ISO. (However, upon the exercise of an ISO, the excess of the fair market value on the date of exercise of the shares received over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income.) In order for the exercise of an ISO to qualify for this tax treatment, the optionee generally must be an employee of the Company or its subsidiary (within the meaning of Section 422 of the Code) from the date the ISO is granted through the date three months before the date of exercise (one year preceding the date of exercise in the case of an optionee who is terminated due to disability). In addition, an option will not be treated as an ISO to the extent that the fair market value of stock with respect to which ISOs first become exercisable during any calendar year exceeds $100,000.

          If the optionee has held the shares acquired upon exercise of an ISO for at least two years after the date of grant and for at least one year after the date of exercise, when the optionee disposes of the shares, the difference, if any, between the sales price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If the optionee disposes of the shares prior to satisfying these holding period requirements (a "disqualifying disposition"), the optionee will recognize ordinary income at the time of the disqualifying disposition, generally in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the options. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares in a disqualifying disposition at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the amount realized on the sale over the exercise price of the option. The Company and its subsidiary will be allowed a business expense deduction to the extent the optionee recognized ordinary income.

          In general, an optionee who receives a non-qualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. The optionee's tax basis in shares acquired upon exercise of a non-qualified stock option will be the fair market value on the date income is recognized, and the optionee's holding period will commence on that date. The Company and its subsidiary will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income.

          PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF AUDITORS

          Our Audit Committee has appointed Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 1999. Ernst & Young LLP has audited our financial statements since 1992.

          Stockholder ratification of the appointment of Ernst & Young LLP as our independent auditors is not required by our By-Laws or otherwise. However, we are submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of what we consider to be good corporate practice. If the stockholders fail to ratify the appointment, we will reconsider whether or not to retain that firm. Even if the appointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if they determines that such a change would be in the best interests of the Company and its stockholders.

          Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL
                         YEAR ENDING DECEMBER 31, 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The table below shows how many shares of common stock each Director and each named executive officer and the Directors and executive officers as a group beneficially owned as of April 9, 1999. Except as otherwise noted, each person listed in the table owns all shares directly and has sole voting and investment power.

                                             SHARES SUBJECT TO
                                            OPTIONS INCLUDED IN
          NAME(1)            NO. OF SHARES         TOTAL           % OF TOTAL

Ronald W. Pero                 690,000(2)        260,000               6.59%
Bjorn Nordenvall               402,570(3)        165,000(4)            3.88%
Per-Olof Soderberg             120,220(5)              -               1.17%
Claus M0ller                   129,400            73,334               1.26%
David Sherris                    1,000                 -                *
Bo Haglund                           0                 -                *
Michael Ionata                   5,000             5,000(6)             *
Marvin H. Caruthers              1,500(7)              -                *
Arthur B. Laffesr                2,000             2,000                *
Gerald A. Eppner                     0                 -                *
ODIN Fondene                   757,700                 -               7.42%
Amvescap PLC                   544,700                 -               5.34%
All directors and executive
  officers as a group (9     1,351,690           432,000              12.70%
  persons)

------------
*     Indicates less than one percent.

(1) Each person listed in the table is a director of the Company or a named executive officer, with an address at c/o OXiGENE, Inc., One Copley Place, Suite 602, Boston, MA 02116, except for ODIN Fondene, whose address is c/o Christiania Bank og. Kreditk. PO Box 1166, Sentrum Oslo 1, Norway, and Amvescap PLC, whose address is 11 Devonshire Square, London EC2M4YR, England.

(2) Includes 70,588 shares held by a trust for the benefit of Dr. Pero's children, and 120,588 shares held by The Ronald Pero Charitable Remainder Unitrust, a trust of which Dr. Pero is the trustee.

(3) Includes 70 shares held by his daughter; 157,700 held by a corporation organized under the laws of Sweden of which Dr. Nordenvall's family is the sole stockholder; and 71,300 shares held through a capital insurance placed by Dr. Nordenvall.

(4) Options are held by B. Omentum AB, a company organized under the laws of Sweden of which Dr. Nordenvall's family is the sole shareholder. The Company has a consulting agreement with B. Omentum AB. See "Certain Relationships and Related Transactions.

(5)  Includes 1,320 shares held by Mr.  Soderberg's wife and minor children.

(6) Options are held by Nordberg Capital Inc., a New York investment banking firm, of which Mr. Ionata is Director of Corporate Finance. Mr. Ionata disclaims beneficial ownership of the option shares.

(7) Includes 1,000 shares held by his spouse in trust for his children, as to which Professor Caruthers disclaims beneficial ownership.

                             EXECUTIVE COMPENSATION

            The following table sets forth information for the years indicated concerning the compensation awarded to, earned by or paid to our named executive officers for services rendered in all capacities to OXiGENE and its Swedish subsidiary during that period.

SUMMARY COMPENSATION TABLE

                                                                LONG TERM
                                    ANNUAL COMPENSATION        COMPENSATION
                                    -------------------        ------------

                                                               SECURITIES
                                                               UNDERLYING
  NAME AND PRINCIPAL POSITION      YEAR       SALARY($)         OPTIONS(#)

Bjorn Nordenvall                   1998      300,000 (1)        120,053 (2)
   President and Chief             1997      300,000 (1)             --
   Executive Officer               1996      213,710 (1)        165,000 (2)

Ronald W. Pero                     1998      260,366 (3)         46,821 (4)
   Chief Scientific Officer        1997      217,792 (3)         60,000 (4)
                                   1996      233,170 (3)             --

David Sherris                      1998       72,115 (5)         45,000
  Director of Product              1997           --                 --
Development                        1996           --                 --
  and U.S. Operating Officer

Bo Haglund                         1998      119,300             24,253 (7)
   Chief Financial Officer         1997      114,765             30,000 (7)
                                   1996       43,349 (6)             --

Claus M0ller                       1998      200,000 (8)             --
   Chief Medical Officer           1997      185,064 (8)        100,000
                                   1996      146,200 (8)             --

------------
(1) Includes consulting fees for 1998 of $250,000, for 1997 of $250,000, and for 1996 of $163,710. These consulting fees were paid to B. Omentum Consulting AB, a company organized under the laws of Sweden of which Dr. Nordenvall's family is the sole shareholder. See "Certain Relationships and Related Transactions."

(2) In connection with a repricing effected in December 1998, 120,053 options were granted in exchange for 165,000 options granted in 1996.

(3) Includes $114,500 in compensation that was deferred at the election of Dr. Pero.
(4) In connection with a repricing effected in December 1998, 46,821 options were granted in exchange for 60,000 options granted in 1997.

(5) Dr. Sherris became Director of Drug Development in May 1998 and U.S. Operating Officer in August 1998.
(6)   Mr. Haglund became Chief Financial Officer of the Company in August 1996.

(7) In connection with a repricing effected in December 1998, 24,253 options were granted in exchange for 30,000 options granted in 1996.

(8) Includes consulting fees for 1998 of $80,002, for 1997 of $60,000, and for 1996 of $145,200, paid to IPC Nordic A/S, a company organized under the laws of Denmark of which Dr. M0ller is a director and principal shareholder.

EMPLOYMENT AND CONSULTING AGREEMENTS

            Employment Agreement with Bjorn Nordenvall. In October 1995, the Company entered into an employment agreement with Dr. Nordenvall. The employment agreement was amended in March 1997, and currently provides for a base salary of $50,000 per annum. The employment agreement provides that either party may terminate the agreement on one year's prior written notice. In addition, in October 1995, the Company entered into a consulting agreement with B. Omentum AB, a company organized under the laws of Sweden of which Dr. Nordenvall's family is the sole shareholder, pursuant to which the Company pays Omentum a consulting fee of $250,000 per year. See "Certain Relationships and Related Transactions."

          Employment Agreement with Ronald Pero. In April 1997, the Company entered into a new employment with Dr. Ronald Pero. The agreement provides for a base salary of $240,000 per annum. Pursuant to a prior deferred compensation arrangement, $114,500 of such base salary continues to be deferred at the election of Dr. Pero. The agreement contains the following termination provisions: (1) either party may terminate the agreement on six months' prior written notice, and (2) in the event the Company terminates the employee for any reason, other than cause (which is defined as (a) the continued failure to perform assigned duties on behalf of OXiGENE, (b) a material breach of any of the provisions of the employment agreement, and (c) any act of fraud, material misrepresentation or material omission, misappropriation, dishonesty, embezzlement or similar conduct against OXiGENE or the conviction for a felony or any crime involving moral turpitude), then the employee is entitled to three months salary following the effective date of the termination of employment.

          Employment Agreement with David Sherris. In May 1998, the Company entered into an employment agreement with Dr. Sherris, the Company's Director of Product Development. Pursuant to the agreement, Dr. Sherris receives a base salary of $125,000 per year. Either party may terminate the agreement on sixty days' prior notice. Subsequently, in August 1998, Dr. Sherris was appointed to the additional position of U.S. Operating Officer of the Company.

          Employment Agreement with Bo Haglund. In August 1996, the Company entered into an employment agreement with Mr. Haglund, the Company's Chief Financial Officer. The agreement has a term of three years, ending on August 12, 1999. Pursuant to the agreement, Mr. Haglund receives a base salary of $110,000 per year. Either party may terminate the agreement on six months' prior written notice. In the event the Company terminates Mr. Haglund, Mr. Haglund is entitled to three months' salary following the effective date of the termination of his employment.

          Consulting Agreement with Claus M0ller. In May 1998, the Company entered into a new consulting agreement with Dr. Claus M0ller, terminating Dr. M0ller's prior employment and consulting arrangements with the Company and providing that Dr. M0ller continue to act as a consultant to the Company, for a consulting fee of $200,000 per year. The agreement expires on April 4, 2000, provided that Dr. M0ller may terminate the Agreement upon 30 days' prior written notice.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

          The table below provides information regarding stock options granted to each named executive officer, other than Dr. M0ller, during fiscal year 1998. Dr. Sherris' options were granted to him when he started his employment with the Company. In December 1998, the Company's Compensation Committee authorized the repricing of certain options. All options listed in the table, other than Dr. Sherris' options, represent repriced options that were granted in exchange for previously granted options. Dr. Sherris elected not to exchange his options for repriced options.

                         % OF TOTAL
                           AWARDS
                         GRANTED TO  EXERCISE
               OPTIONS   EMPLOYEES   OR BASE               POTENTIAL  REALIZABLE
               GRANTED   IN FISCAL   PRICE     EXPIRATION  VALUE AT    ASSUMED
     NAME        (#)        YEAR      ($/SH)    DATE(1)     ANNUAL      RATES

                                                           5%($)(2)   10%($)(2)
Bjorn          120,053     48.05%      8.9375   06/14/06  1,547,526   2,195,468
Nordenvall
Ronald W. Pero  46,821     18.74%      8.9375   04/04/07    627,534     923,025
David Sherris   45,000     17.09%     12.0000   06/09/08    856,985   1,331,863
Bo Haglund      24,253      9.71%      8.9375   08/12/06    315,070     450,707

(1) All options in the table, other than Dr. Sherris' options, are repriced options that were granted in exchange for previously granted options. The repriced options have the same expiration date as the cancelled options.

(2) The dollar amount under each of these columns assumes that the market price of the Company's common stock from the date of the option grant appreciates at the cumulative annual rates of 5% and 10%, respectively, over the option term of ten years. The assumed rates of 5% and 10% were established by the SEC and, therefore, are not intended to forecast possible future appreciation of the Company's common stock.

OPTION EXERCISES AND HOLDINGS AS OF DECEMBER 31, 1998

          No stock options and other awards were exercised in fiscal year 1998 by any of the named executive officers. The following table sets forth, as of December 31, 1998, the number of unexercised options held by each named executive officer and the value thereof based on the closing bid price of the Common Stock of $10.75 on December 31, 1998.

             AGGREGATED OPTION/WARRANT EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/WARRANT VALUES

                     NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                 OPTIONS/WARRANTS AT FY-END(#)    MONEY OPTIONS/WARRANTS AT
                                                          FY-END($)

      NAME         EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE

Bjorn Nordenvall        165,000/120,053                783,750/217,596
Ronald W. Pero          260,000/46,821                 1,246,250/84,863
David Sherris              0/45,000                          0/0
Bo Haglund                 0/24,253                        0/43,959
Claus M0ller             73,334/50,000                    102,086/0

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Omentum Consulting Agreement. In October 1995, we entered into an consulting agreement with B. Omentum Consulting AB, a company organized under the laws of Sweden ("Omentum") of which the family of Dr. Bjorn Nordenvall, our President and Chief Executive Officer is the sole shareholder. Pursuant to the agreement, we pay Omentum an annual consulting fee of $250,000.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

          The following chart shows cumulative total shareholder return on our common stock, compared with the Standard & Poor's Biotechnology Midcap and the Standard & Poor's Midcap 400 Index.



                                [GRAPH OMITTED]



   MEASUREMENT                        S&P BIOTECHNOLOGY    S&P MIDCAP 400
     PERIOD          OXIGENE, INC.          MIDCAP              INDEX

    12/30/94            71.70              105.57              96.42
    12/30/95            160.38             187.42              126.25
    12/31/96            354.72             165.70              150.49
    12/31/97            264.15             163.19              199.03
    12/31/98            162.26             293.52              237.05

                                OTHER INFORMATION

EXPENSES OF SOLICITATION

          We will bear the costs of soliciting proxies from our stockholders. We will make this solicitation by mail, and our directors, officers and employees may also solicit proxies by telephone or in person, for which they will receive no compensation other than their regular compensation as directors, officers or employees. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to beneficial owners of the Company's voting securities. The Company will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that are incurred by them.

SHAREHOLDER PROPOSALS

          Your eligibility as a stockholder to submit proposals, the proper subjects of such proposals and other issues governing stockholder proposals are regulated by the rules adopted under Section 14 of the Securities Exchange Act of 1934, as amended. If you wish to submit a proposal for inclusion in our proxy materials for the 2000 annual meeting of stockholders, we must receive your proposal at our principal executive office in the United States, One Copley Place, Suite 602, Boston, Massachusetts 02116, no later than March 1, 2000.

          In addition, if you wish to bring a proposal before the 2000 annual meeting of stockholders but do not wish to have such proposal included in our proxy statement for that meeting, you must give us written notice of your proposal at the address set forth in the preceding paragraph, on or before May 14, 2000 in order for your proposal to be considered timely. The persons designated as our proxies in connection with the 2000 annual meeting will have discretionary voting authority with respect to any stockholder proposal of which we do not receive timely notice.

          Each proposal submitted should include the full and correct name and address of the stockholder(s) making the proposal, the number of shares beneficially owned and their date of acquisition. If beneficial ownership is claimed, proof thereof should also be submitted with the proposal. The stockholder or his or her representative must appear in person at the annual meeting and must present the proposal, unless he or she can show good reason for not doing so.

ANNUAL REPORT

          A copy of our Annual Report to Stockholders is being provided to each of our stockholder with this Proxy Statement. Additional copies may be obtained by writing to OXiGENE, Inc., One Copley Place, Suite 602, Boston, Massachusetts 02116, Attention: Corporate Secretary.

                                    By Order of the Board of Directors


Dated: May 25, 1999                 Bo Haglund, Corporate Secretary


                                       -23-